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                                                            Exhibit (10)(b)(xiv)

                              EMPLOYMENT AGREEMENT


This Agreement is made as of January 31, 1996 by and between American Science and Engineering, Inc. (the "Company"), a Massachusetts corporation having its principal place of business in Billerica, Massachusetts, and Jeffrey A. Bernfeld (the "Executive").

The Company desires to retain the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth.

Accordingly, the Company and the Executive agree as follows:

1. The Company agrees to hire the Executive as, and the Executive agrees to accept and perform the duties of, Vice President, General Counsel and Clerk of the Company. Management will recommend to the Board of Directors of the Company that Executive be elected to the positions at the next meeting of the Board.

2. The Executive will initially receive a Base Salary at the annual rate of $120,000, payable not less frequently than monthly. The Executive's Base Salary may be increased at the discretion of the President.

3. The Executive will participate in the Company's Compensation Plan for Senior Management and will initially be eligible for an annual cash bonus of up to $20,000, assuming that the Executive achieves his individual goals and the Company achieves its target for pre-tax earnings. The President of the Company, in consultation with the Executive, will establish individual goals for the Executive promptly after the initiation of his employment at the Company. Goals will relate to accomplishments during the first six months, and new goals will be established every six months thereafter. This bonus will be distributed on an annual basis. If the Company exceeds its pre-established target(s) by a defined amount, the Executive's bonus may be up to 33% higher.

4. The Company hereby agrees to grant the Executive stock options entitling him to purchase up to 24,000 shares of the company's stock. These will be non-qualified stock options, vesting at the rate of 6,000 shares on the Executive's first day as an employee of the Company and then 6,000 shares at the end of each of the first three years of employment. The price of the options will be the market close price on the American Stock Exchange on the Executive's first day of employment.

5. The Executive will be eligible to participate in the Company's full corporate officer benefit package, including reduced-contribution full medical and dental coverage and company-paid life insurance at four times his base salary.

6. The Executive will be eligible for company-paid vacation according to established policy at the rate of not less than three weeks per year.

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7.   (a) The term of the Executive's employment shall be from March 1, 1996, through February 28, 1999. The Company may terminate the Executive prior to February 28, 1999 only for Cause (as defined below).

     (b) For the purposes of this Agreement, "Cause" shall mean: (i) the determination by the President of the Company, in agreement with the Board of Directors, that the Executive has failed to perform his duties in the course of his employment under this Agreement as expressly instructed by the President/CEO; or (ii) the final conviction of the Executive for, or his plea of nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude.

8. (a) Notwithstanding the provisions hereof permitting termination of the Executive in certain circumstances, the Company shall pay to the Executive the "Severance Payment" in the event that the Executive is terminated by the Company within thirty (30) days prior to or twelve (12) months after the occurrence of a "Change of Control," as defined below. The Severance Payment shall be made at the time of such termination.

     (b) The "Severance Payment" shall be a one-time payment equal to the higher of: (i) the annual rate of the Executive's base salary in effect one month prior to the occurrence of the Change of Control, or (ii) the annual rate of the Executive's base salary in effect at the time of such termination. The Severance Payment shall also include the continuation of all benefits received by the Executive prior to termination for a period equal to the lesser of one year or the start of employment by the Executive, in which he receives substantially similar benefits.

     (c) A "Change of Control" shall be deemed to have occurred if:

     (i) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall have become the beneficial owner of 50 percent or more of the combined voting power of the Company's voting securities;

     (ii) the Continuing Directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall include member of the Board of Directors of the Company as of the date of this Agreement and any person nominated for election to the Board of Directors of the Company by a vote of the majority of the then Continuing Directors;

     (iii) the stockholders approve the complete liquidation or dissolution of the Company, or

     (iv) the stockholders approve by the requisite vote any of the following transactions: (A) a merger or consolidation of the Company (except for a merger in respect of which no vote of the stockholders of the Company is required); (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary or the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the


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     assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company immediately prior to the transaction; or (C) a tender or exchange offer for 50% or more of the outstanding voting stock of the Company.

9. If the Executive is terminated for any reason other than Cause or in connection with a Change of Control ("Termination for Convenience") the Executive shall receive an amount equal to the greater of the amount that would be due under the Company's then-current severance policy, if any, or six months of his then-current Base Pay, payable on the last date of his employment. In case of Termination for Convenience, the Executive shall be entitled to a continuation of all benefits for the lesser of six (6) months from the date of termination, or until the date in which the Executive begins employment in which he receives substantially similar benefits. If the Executive is Terminated for Convenience within twelve (12) months of a change in the Company's President/CEO, the Executive shall be entitled to receive the severance Payment described in Paragraph 8(b).

 10. The Company may not assign all or any part of its obligations under this Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, unless the context requires otherwise, the "Company" shall mean the Company as defined above or any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by and binding upon (i) any such successor and (ii) the Executive's personal or legal representatives, executors, administrators and designated beneficiaries.

11. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements, understandings and commitments between the parties relating to this Agreement. Notwithstanding the foregoing, the Executive shall at all times remain subject to all policies and procedures of the Company that relate to employees of the Company, except to the extent that this Agreement contains terms or provisions that are contrary to such policies and procedures. No amendment to this Agreement shall be made except by a written instrument signed by both parties.

12. This Agreement shall be construed and enforced under and be governed in all respects by the law of The Commonwealth of Massachusetts, without regard to the conflict of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by a duly authorized officer and the Executive has executed this instrument, all as of the date set forth above.



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          By:
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                  Ralph S. Sheridan, President




             --------------------------------------
                  Jeffrey A. Bernfeld



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